CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated February 28, 2025, and each included in this Post-Effective Amendment No. 61 to the Registration Statement (Form N-1A, File No. 33-31809) of BNY Mellon Index Funds, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 23, 2024, with respect to the financial statements and financial highlights of BNY Mellon Smallcap Stock Index Fund, BNY Mellon S&P 500 Index Fund and BNY Mellon International Stock Index Fund (three of the funds constituting BNY Mellon Index Funds, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended October 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

  /s/ ERNST & YOUNG LLP

New York, New York

February 21, 2025